- FRONT -

                           CADIZ INC.
  100 Wilshire Boulevard, Suite 1600, Santa Monica, California
                              90401

 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF CADIZ INC.

     The undersigned, as owner of shares of common stock of Cadiz Inc., a Delaware corporation, hereby acknowledges receipt of the proxy statement and the notice of the annual meeting of stockholders to be held on May 6, 2002 at 2:00 p.m. local time, at the Fairmont Miramar Hotel, Catalina Bungalow, located at 101 Wilshire Blvd., Santa Monica, California, and hereby further revokes all previous proxies and appoints Keith Brackpool and/or Stanley E. Speer as proxy of the undersigned at said meeting and any adjournments thereof with the same effect as if the undersigned were present and voting the shares.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS YOU HAVE INDICATED ON THE REVERSE SIDE. IF NO INDICATION HAS BEEN MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ABOVE NOMINEES AND IN FAVOR OF SUCH PROPOSALS AND AS SAID PROXY DEEMS ADVISABLE ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                           - REVERSE -

                          PROXY BY MAIL

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

                             PLEASE MAKE YOUR VOTES LIKE THIS [X]

(1) For the election of the following persons as directors of Cadiz to serve until the next annual meeting of stockholders or until their respective successors shall have been elected and qualified.

(01) Keith Brackpool, (02) Dwight W. Makins, (03) Anthony L.
Coelho, (04) Murray H. Hutchison, (05) Timothy J. Shaheen

               [ ]  FOR ALL        [ ]  WITHHELD FOR ALL

(Instruction: To vote against any nominee, write that nominee's name in the space provided below.)

(2) Ratification of the selection of PricewaterhouseCoopers LLP as Cadiz' independent certified public accountants for fiscal year 2002.

      [  ]   FOR           [  ]  AGAINST      [  ]  ABSTAIN

(3) The transaction of such other business as may properly come before the meeting and any adjournments thereof.


Signature______________Signature_________________Date____________

     When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners should sign. If a corporation, sign in full corporation name by President or other authorized officer. If a partnership, sign in partnership name by authorized person. Persons signing in a fiduciary capacity should indicate their full title in such capacity.